Schedules A and B – Management Agreement – CFST I

SCHEDULE A

As of December 1, 2015

Series	Effective Date

Active Portfolios Multi-Manager Growth Fund	August 1, 2015
CMG Ultra Short Term Bond Fund	December 1, 2015
Columbia Adaptive Alternatives Fund	October 1, 2015
Columbia Adaptive Risk Allocation Fund	October 1, 2015
Columbia AMT-Free Oregon Intermediate Muni Bond Fund	December 1, 2015
Columbia Bond Fund	September 1, 2015
Columbia Corporate Income Fund	September 1, 2015
Columbia Diversified Absolute Return Fund	October 1, 2015
Columbia Dividend Income Fund	October 1, 2015
Columbia Global Inflation-Linked Bond Plus Fund	December 1, 2015
Columbia High Yield Municipal Fund	October 1, 2015
Columbia Intermediary Alternatives Fund	October 1, 2015
Columbia Intermediate Bond Fund	September 1, 2015
Columbia Large Cap Growth Fund	December 1, 2015
Columbia Multi-Asset Income Fund	September 1, 2015
Columbia Pacific/Asia Fund	August 1, 2015
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Small Cap Value Fund I	September 1, 2015
Columbia Tax-Exempt Fund	December 1, 2015
Columbia U.S. Social Bond Fund	December 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Value and Restructuring Fund	July 1, 2015

Schedules A and B – Management Agreement – CFST I

SCHEDULE B

Fee Schedule

As of December 1, 2015

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

Active Portfolios Multi-Manager Growth Fund	August 1, 2015	$0 - $500	0.770%
		>$500 - $1,000	0.720%
		>$1,000 - $1,500	0.670%
		>$1,500 - $3,000	0.620%
		>$3,000 - $6,000	0.600%
		>$6,000 - $12,000	0.580%
		>$12,000	0.570%

CMG Ultra Short Term Bond Fund	December 1, 2015	All	0.250	%(1)

Columbia Adaptive Alternatives Fund*	October 1, 2015	$0 - $500	1.330%
		>$500 - $1,000	1.325%
		>$1,000 - $3,000	1.320%
		>$3,000 - $12,000	1.310%
		>$12,000	1.300%

Columbia Adaptive Risk Allocation Fund	October 1, 2015	Category 1
		Assets invested in affiliated mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager.
		$0 - $500	0.060%
		>$500 - $1,000	0.055%
		>$1,000 - $3,000	0.050%
		>$3,000 - $12,000	0.040%
		>$12,000	0.030%

		Category 2
		Assets invested in exchange-traded funds and mutual funds that are not managed by the Investment Manager or its affiliates.
		$0 - $500	0.160%
		$500 - $1,000	0.155%
		$1,000 - $3,000	0.150%
		$3,000 - $12,000	0.140%
		>$12,000	0.130%

		Category 3
		Securities, instruments and other assets not described above, including without

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
		limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party closed-end funds, derivatives and individual securities.
		$0 - $500	0.760%
		>$500 - $1,000	0.745%
		>$1,000 - $1,500	0.730%
		>$1,500 - $3,000	0.720%
		>$3,000 - $6,000	0.690%
		>$6,000 - $12,000	0.665%
		>$12,000	0.630%

Columbia AMT-Free Oregon Intermediate Muni	December 1, 2015	$0 - $250	0.470%
Bond Fund		>$250 - $500	0.465%
		>$500 - $1,000	0.415%
		>$1,000 - $3,000	0.380%
		>$3,000 - $6,000	0.340%
		>$6,000 - $7,500	0.330%
		>$7,500 - $12,000	0.320%
		>$12,000	0.310%

Columbia Bond Fund	September 1, 2015	$0 - $500	0.500%
		>$500 - $1,000	0.495%
		>$1,000 - $2,000	0.480%
		>$2,000 - $3,000	0.460%
		>$3,000 - $6,000	0.450%
		>$6,000 - $7,500	0.430%
		>$7,500 - $9,000	0.415%
		>$9,000 - $12,000	0.410%
		>$12,000 - $20,000	0.390%
		>$20,000 - $24,000	0.380%
		>$24,000 - $50,000	0.360%
		>$50,000	0.340%

Columbia Corporate Income Fund	September 1, 2015	$0 - $500	0.500%
		>$500 - $1,000	0.495%
		>$1,000 - $2,000	0.480%
		>$2,000 - $3,000	0.460%
		>$3,000 - $6,000	0.450%
		>$6,000 - $7,500	0.430%
		>$7,500 - $9,000	0.415%
		>$9,000 - $12,000	0.410%
		>$12,000 - $20,000	0.390%
		>$20,000 - $24,000	0.380%
		>$24,000 - $50,000	0.360%
		>$50,000	0.340%

Columbia Diversified Absolute Return Fund*	October 1, 2015	$0 - $500	1.180%
		>$500 - $1,000	1.130%
		>$1,000 - $3,000	1.100%
		>$3,000 - $6,000	1.070%
		>$6,000 - $12,000	1.040%
		>$12,000	1.030%

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Dividend Income Fund	October 1, 2015	$0 - $500	0.720%
		>$500 - $1,000	0.670%
		>$1,000 - $1,500	0.620%
		>$1,500 - $3,000	0.570%
		>$3,000 - $6,000	0.550%
		>$6,000 - $12,000	0.530%
		>$12,000	0.520%

Columbia Global Inflation-Linked Bond Plus Fund	December 1, 2015	All	0.700%

Columbia High Yield Municipal Fund	October 1, 2015	$0 - $500	0.540%
		>$500 - $1,000	0.535%
		>$1,000 - $2,000	0.505%
		>$2,000 - $3,000	0.480%
		>$3,000 - $6,000	0.445%
		>$6,000 - $7,500	0.420%
		>$7,500 - $10,000	0.410%
		>$10,000 - $12,000	0.400%
		>$12,000 - $15,000	0.390%
		>$15,000 - $24,000	0.380%
		>$24,000 - $50,000	0.360%
		>$50,000	0.340%

Columbia Intermediary Alternatives Fund	October 1, 2015	All	0.00%

Columbia Intermediate Bond Fund	September 1, 2015	$0 - $500	0.500%
		>$500 - $1,000	0.495%
		>$1,000 - $2,000	0.480%
		>$2,000 - $3,000	0.460%
		>$3,000 - $6,000	0.450%
		>$6,000 - $7,500	0.430%
		>$7,500 - $9,000	0.415%
		>$9,000 - $12,000	0.410%
		>$12,000 - $20,000	0.390%
		>$20,000 - $24,000	0.380%
		>$24,000 - $50,000	0.360%
		>$50,000	0.340%

Columbia Large Cap Growth Fund	December 1, 2015	$0 - $500	0.770%
		>$500 - $1,000	0.720%
		>$1,000 - $1,500	0.670%
		>$1,500 - $3,000	0.620%
		>$3,000 - $6,000	0.600%
		>$6,000 - $12,000	0.580%
		>$12,000	0.570%

Columbia Multi-Asset Income Fund	September 1, 2015	$0 - $500	0.660%
		>$500 - $1,000	0.625%
		>$1,000 - $1,500	0.610%
		>$1,500 - $3,000	0.600%
		>$3,000 - $6,000	0.570%
		>$6,000 - $12,000	0.545%
		>$12,000	0.510%

Columbia Pacific/Asia Fund	August 1, 2015	$0 - $1,000	0.950%
		>$1,000 - $1,500	0.870%
		>$1,500 - $3,000	0.820%
		>$3,000 - $6,000	0.770%
		>$6,000	0.720%

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Select Large Cap Growth Fund	August 1, 2015	$0 - $500	0.770%
		>$500 - $1,000	0.720%
		>$1,000 - $1,500	0.670%
		>$1,500 - $3,000	0.620%
		>$3,000 - $6,000	0.600%
		>$6,000 - $12,000	0.580%
		>$12,000	0.570%

Columbia Small Cap Value Fund I	September 1, 2015	$0 - $500	0.870%
		>$500 - $1,000	0.820%
		>$1,000 - $3,000	0.770%
		>$3,000 - $12,000	0.760%
		>$12,000	0.750%

Columbia Tax-Exempt Fund	December 1, 2015	$0 - $500	0.480%
		>$500 - $1,000	0.475%
		>$1,000 - $2,000	0.445%
		>$2,000 - $3,000	0.420%
		>$3,000 - $6,000	0.385%
		>$6,000 - $9,000	0.360%
		>$9,000 - $10,000	0.350%
		>$10,000 - $12,000	0.340%
		>$12,000 - $15,000	0.330%
		>$15,000 - $24,000	0.320%
		>$24,000 - $50,000	0.300%
		>$50,000	0.290%

Columbia U.S. Social Bond Fund	December 1, 2015	$0 - $500	0.570%
		>$500 - $1,000	0.565%
		>$1,000 - $3,000	0.560%
		>$3,000 - $12,000	0.550%
		>$12,000	0.540%

Columbia U.S. Treasury Index Fund(2)	September 1, 2015	All	0.400%

Columbia Value and Restructuring Fund	July 1, 2015	$0 - $500	0.750%
		>$500 - $1,000	0.740%
		>$1,000 - $1,500	0.670%
		>$1,500 - $3,000	0.620%
		>$3,000 - $6,000	0.600%
		>$6,000 - $12,000	0.580%
		>$12,000	0.570%

*	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.
(1)	Fee is a “unitary fee,” as contemplated by Section 3(b) of this Agreement, pursuant to which the Investment Manager pays all operating costs and expenses of CMG Ultra Short Term Bond Fund (other than independent trustees’ fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by the Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses), including accounting expenses (other than audit fees), legal fees for the Fund, transfer agent fees, custodian fees, governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase, or redemption of shares, expenses of registering or qualifying shares for sale, transfer taxes, and all expenses of preparing the Fund’s registration statement and prospectus, and the cost of printing and delivering to shareholders prospectuses and reports, all executive salaries and executive expenses, office rent of the Fund, ordinary office expenses (other than the expense of clerical services relating to the administration of the Fund) and for any other expenses that, if otherwise borne by the Fund, would cause the Fund to “be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter” pursuant to Rule 12b-1 under the Act.
(2)	The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

Schedules A and B – Management Agreement – CFST I

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST I

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of November 23, 2015.

COLUMBIA FUNDS SERIES TRUST I

By:	/s/ Christopher O. Petersen
	Name:	Christopher O. Petersen
	Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
	Name:	Amy K. Johnson
	Title:	Managing Director and Chief Operating Officer